Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     On June 14, 2005, DoubleClick Inc. (“DoubleClick”) and its subsidiary, DoubleClick International TechSolutions Limited, entered into a purchase and sale agreement with Aprimo, Incorporated and its subsidiary, Aprimo UK Limited (collectively, “Aprimo”), pursuant to which DoubleClick sold to Aprimo substantially all of the assets and liabilities of DoubleClick’s Enterprise Marketing Solutions (“EMS”) business, including all of the capital stock of certain subsidiaries historically included in EMS. Aprimo paid $16.5 million in cash (subject to certain adjustments as described in the Agreement) for the EMS business.

     In connection with the transaction, DoubleClick and Aprimo entered into (i) a reseller agreement, pursuant to which DoubleClick may continue to resell certain of the EMS products as part of DoubleClick’s data management solutions, and (ii) an integration agreement, pursuant to which DoubleClick and Aprimo will work to integrate certain of the EMS products with DoubleClick’s DARTmail solution.

Pro Forma Financial Information

     The following unaudited pro forma condensed consolidated financial information has been prepared based on the historical financial statements of DoubleClick after giving effect to the sale to Aprimo of substantially all of the assets and liabilities related to EMS, and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated statements of operations give effect to the disposal of EMS by DoubleClick as if it had occurred on January 1, 2002 and the unaudited pro forma consolidated balance sheet gives effect to the disposal of EMS by DoubleClick as if it had occurred on March 31, 2005. The unaudited pro forma consolidated financial statements was derived by adjusting the historical financial statements of DoubleClick for the removal of assets, liabilities, revenues and expenses associated with EMS and the pro forma adjustments described in the footnotes.

     The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the audited historical consolidated financial statements and notes thereto included in DoubleClick’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on March 16, 2005, and the unaudited interim consolidated financial statements and notes thereto included in DoubleClick’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on May 10, 2005.

     The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the disposition occurred January 1, 2002 for statements of operation purposes and as of March 31, 2005 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K.

DOUBLECLICK INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2005
(Unaudited, in thousands, except share amounts)

Historical			Pro Forma
DCLK	EMS	Adjustments	DCLK

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$120,016	$—	$16,500	(1)	$136,516
Investments in marketable securities	295,515	—	—		295,515
Restricted cash	1,635	—	—		1,635
Accounts receivable, net	79,746	(2,796)	—		76,950
Prepaid expenses and other current assets	14,409	(398)	—		14,011

Total current assets	511,321	(3,194)	16,500		524,627

Investment in marketable securities	108,509	—	—		108,509
Restricted cash	11,668	—	—		11,668
Property and equipment, net	80,391	(330)	—		80,061
Goodwill	72,727	(14,213)	—		58,514
Intangible assets, net	19,513	(1,009)	—		18,504
Investment in affiliates	5,673	—	—		5,673
Other assets	13,645	—	—		13,645

Total assets	$823,447	$(18,746)	$16,500		$821,201

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$26,614	$—	$—		$26,614
Accrued expenses and other current liabilities	48,431	(738)	2,100	(2) (3)	49,793
Deferred revenue	13,563	(3,952)	—		9,611

Total current liabilities	88,608	(4,690)	2,100		86,018

Convertible subordinated notes — Zero Coupon, due 2023	135,000	—	—		135,000
Other long term liabilities	20,377	—	—		20,377

Total liabilities	243,985	(4,690)	2,100		241,395

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.001; 5,000,000 shares authorized, none outstanding	—	—	—		—
Common stock, par value $0.001; 400,000,000 shares authorized, 140,564,907 shares issued	141	—	—		141
Treasury stock, 14,864,925 shares	(109,223)	—	—		(109,223)
Additional paid-in capital	1,296,807	—	—		1,296,807
Accumulated deficit	(612,930)	(14,056)	14,400	(4)	(612,586)
Other accumulated comprehensive income	4,667	—	—		4,667

Total stockholders’ equity	579,462	(14,056)	14,400		579,806

Total liabilities and stockholders’ equity	$823,447	$(18,746)	$16,500		$821,201

The accompanying notes are an integral part of these financial statements.

DOUBLECLICK INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2005
(Unaudited, in thousands, except per share amounts)

	Historical			Pro Forma
	DCLK	EMS	Adjustments	DCLK
Revenue	$76,346	$(2,295)	$—	$74,051

Cost of revenue	23,380	(354)	—	23,026

Gross profit	52,966	(1,941)	—	51,025

Operating expenses:
Sales and marketing	29,053	(602)	—	28,451
General and administrative	11,507	85	—	11,592
Product development	14,503	(2,819)	—	11,684
Amortization of intangibles	1,640	(499)	—	1,141

Total operating expenses	56,703	(3,835)	—	52,868

Income from operations	(3,737)	1,894	—	(1,843)

Other income (expense)
Equity in losses of affiliates	(88)	—	—	(88)
Interest and other, net	3,291	—	—	3,291

Total other income	3,203	—	—	3,203

Income before income taxes	(534)	1,894	—	1,360
Provision for income taxes	383	—		383

Net income (loss)	$(917)	$1,894	$—	$977

Basic net income (loss) per share	$(0.01)			$0.01

Weighted average shares used in basic net income (loss) per share	125,914			125,914

Diluted net income (loss) per share	$(0.01)			$0.01

Weighted average shares used in diluted net income (loss) per share	125,914			139,216

The accompanying notes are an integral part of these financial statements.

DOUBLECLICK INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2004
(Unaudited, in thousands, except per share amounts)

	Historical			Pro Forma
	DCLK	EMS	Adjustments	DCLK
Revenue	$68,047	$(1,202)	$—	$66,845

Cost of revenue	22,565	(1,006)	—	21,559

Gross profit	45,482	(196)	—	45,286

Operating expenses:
Sales and marketing	25,650	(1,635)	—	24,015
General and administrative	8,074	(25)	—	8,049
Product development	8,491	(1,697)	—	6,794
Amortization of intangibles	637	(36)	—	601

Total operating expenses	42,852	(3,393)	—	39,459

Income from operations	2,630	3,197	—	5,827

Other income (expense)
Equity in losses of affiliates	(186)	—	—	(186)
Gain on distribution from affiliates	2,400	—	—	2,400
Interest and other, net	3,474	—	—	3,474

Total other income	5,688	—	—	5,688

Income before income taxes	8,318	3,197	—	11,515
Provision for income taxes	625	—	—	625

Net income	$7,693	$3,197	$—	$10,890

Basic net income per share	$0.06			$0.08

Weighted average shares used in basic net income per share	137,099			137,099

Diluted net income per share	$0.05			$0.07

Weighted average shares used in diluted net income per share	151,384			151,384

The accompanying notes are an integral part of these financial statements.

DOUBLECLICK INC.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2004
(Unaudited, in thousands, except per share amounts)

	Historical			Pro Forma
	DCLK	EMS	Adjustments	DCLK
Revenue	$301,623	$(9,927)	$—	$291,696

Cost of revenue	86,959	(3,986)	—	82,973

Gross profit	214,664	(5,941)	—	208,723

Operating expenses:
Sales and marketing	104,029	(5,452)	—	98,577
General and administrative	35,864	(708)	—	35,156
Product development	46,459	(8,887)	—	37,572
Amortization of intangibles	5,228	(1,788)	—	3,440
Impairment of goodwill and intangible assets	5,592	(5,592)	—	—
Restructuring credits, net	(4,514)	—	—	(4,514)

Total operating expenses	192,658	(22,427)	—	170,231

Income from operations	22,006	16,486	—	38,492

Other income (expense)
Equity in losses of affiliates	(1,299)	—	—	(1,299)
Gain on distribution from affiliates	2,400	—	—	2,400
Gain on sale of investment in affiliates	7,125	—	—	7,125
Interest and other, net	10,485	—	—	10,485

Total other income	18,711	—	—	18,711

Income before income taxes	40,717	16,486	—	57,203
Provision for income taxes	3,207	—	—	3,207

Net income	$37,510	$16,486	$—	$53,996

Basic net income per share	$0.29			$0.41

Weighted average shares used in basic net income per share	131,159			131,159

Diluted net income per share	$0.26			$0.37

Weighted average shares used in diluted net income per share	144,178			144,178

The accompanying notes are an integral part of these financial statements.

DOUBLECLICK INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003
(Unaudited, in thousands, except per share amounts)

	Historical			Pro Forma
	DCLK	EMS	Adjustments	DCLK
Revenue	$271,337	$(6,430)	$—	$264,907

Cost of revenue	94,131	(4,060)	—	90,071

Gross profit	177,206	(2,370)	—	174,836

Operating expenses:
Sales and marketing	92,308	(5,672)	—	86,636
General and administrative	36,063	(287)	—	35,776
Product development	39,180	(5,827)	—	33,353
Amortization of intangibles	5,896	(131)	—	5,765
Restructuring credits, net	(9,092)	—	—	(9,092)

Total operating expenses	164,355	(11,917)	—	152,438

Income from operations	12,851	9,547	—	22,398

Other income (expense)
Equity in losses of affiliates	(2,551)	—	—	(2,551)
Loss on early extinguishment of debt	(4,406)	—	—	(4,406)
Interest and other, net	12,063	—	—	12,063

Total other income	5,106	—	—	5,106

Income before income taxes	17,957	9,547	—	27,504
Provision for income taxes	1,039	—		1,039

Net income	$16,918	$9,547	$—	$26,465

Basic net income per share	$0.12			$0.19

Weighted average shares used in basic net income per share	137,074			137,074

Diluted net income per share	$0.11			$0.18

Weighted average shares used in diluted net income per share	150,345			150,345

The accompanying notes are an integral part of these financial statements.

DOUBLECLICK INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2002
(Unaudited, in thousands, except per share amounts)

	Historical			Pro Forma
	DCLK	EMS	Adjustments	DCLK
Revenue	$300,198	$(536)	$—	$299,662

Restructuring charge	4,374	—	—	4,374
Cost of revenue	109,406	(564)	—	108,842

Gross profit	186,418	28	—	186,446

Operating expenses:
Sales and marketing	101,527	(1,133)	—	100,394
General and administrative	46,401	(213)	—	46,188
Product development	39,790	(577)	—	39,213
Amortization of intangibles	12,392	(30)	—	12,362
Impairment of goodwill and intangible assets	47,077	—	—	47,077
Restructuring charges, net	94,011	—	—	94,011

Total operating expenses	341,198	(1,953)	—	339,245

Loss from operations	(154,780)	1,981	—	(152,799)

Other income (expense)
Equity in losses of affiliates	(331)	—		(331)
Impairment of investments in affiliates	(14,147)	—		(14,147)
Gain on early extinguishment of debt	11,855	—		11,855
Gain on sale of investment in affiliates	7,880	—		7,880
Gain on sale of businesses, net	17,946	—		17,946
Interest and other, net	15,932	—		15,932

Total other income	39,135	—	—	39,135

Loss before income taxes	(115,645)	1,981	—	(113,664)
Provision for income taxes	4,794	—		4,794

Loss before minority interest	(120,439)	1,981	—	(118,458)
Minority interest in results of consolidated subsidiaries	2,549	—		2,549

Net loss	$(117,890)	$1,981	$—	$(115,909)

Basic net loss per share	$(0.87)			$(0.85)

Weighted average shares used in basic net loss per share	135,840			135,840

Diluted net income per share	$(0.87)			$(0.85)

Weighted average shares used in diluted net loss per share	135,840			135,840

The accompanying notes are an integral part of these financial statements.

DOUBLECLICK INC.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — Basis of Pro Forma Presentation

     The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.

     The unaudited pro forma consolidated financial information of DoubleClick and EMS has been prepared based on the historical consolidated balance sheets of DoubleClick and EMS as of March 31, 2005 and the historical consolidated statements of operations for DoubleClick and EMS for the years ended December 31, 2004, 2003 and 2002, and the three months ended March 31, 2005 and 2004, after giving effect to the adjustments and assumptions described below.

     DoubleClick and EMS employ accounting policies that are in accordance with generally accepted accounting principles in the United States. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of DoubleClick and EMS have been made.

     The ongoing activity presented in these pro forma condensed consolidated financial statements represents DoubleClick’s Tech and Data divisions as well as its corporate assets, liabilities and expenses that will not be divested in the sale of EMS. This pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of the operating results and financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor is it necessarily indicative of the operating results and financial position that may occur in the future.

NOTE 2 —Pro Forma Assumptions

     The consolidated financial information of EMS has been prepared based on the historical consolidated financial records of DoubleClick as of March 31, 2005 and for the years ended December 31, 2004, 2003 and 2002, and the three months ended March 31, 2005 and 2004, after giving effect to the following adjustments and assumptions:

•	Corporate overhead has not been allocated to the EMS results of operations for any periods presented.

•	Certain prepaid expenses and accrued liabilities that were historically recorded as part of the EMS business have not been included in the EMS financial statements because they relate to DoubleClick’s ongoing corporate operations.

•	Cash and the associated investment income as well as accounts payable that were historically recorded as a part of the EMS business have not been included in the EMS financial statements because the balances will remain with DoubleClick.

     The accompanying unaudited pro forma consolidated financial information has been prepared as if the divestiture was completed on March 31, 2005 for balance sheet purposes and as of January 1, 2002 for statement of operations purposes and reflects the following pro forma adjustments.

Other pro forma adjustments:

(1)	To reflect sale consideration of $16.5 million in cash from Aprimo.

(2)	To record the estimated tax effect of pro forma adjustments considering management’s current expectations of available net operating losses and credits as well as our effective tax rate, including estimated tax expense associated with the gain on the disposition.

(3)	To reflect the $0.6 million in estimated direct expenses of the transaction including legal and accounting fees.

(4)	To reflect the net proceeds and resulting gain on the sale of assets sold to and the liabilities assumed by Aprimo.

Total consideration	$16,500
Transaction costs	(600)
Income Taxes	(1,500)

Net total proceeds	14,400
Net assets acquired by Aprimo	(14,056)

Pro forma net gain	$344

NOTE 3 —Unaudited Pro Forma Earnings Per Share Data

     Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of DoubleClick for the years ended December 31, 2004, 2003 and 2002, and the three months ended March 31, 2004. For the three months ended March 31, 2005, pro forma weighted average dilutive shares include the effect of DoubleClick’s dilutive stock options and Convertible Subordinated Notes. These items were excluded from DoubleClick’s historical weighted average shares since their effect would have had an antidilutive effect for the period.

NOTE 4 —Contingencies

     In April 2002, a consolidated amended class action complaint alleging violation of the federal securities laws in connection with DoubleClick’s follow-on offerings was filed in the United States District Court for the Southern District of New York naming as defendants DoubleClick, some of its officers and directors and certain underwriters of DoubleClick’s follow-on offerings. Approximately 300 other issuers and their underwriters have had similar suits filed against them, all of which are included in a single coordinated proceeding in the Southern District of New York. In October 2002, the action was dismissed against the named officers and directors without prejudice. However, claims against DoubleClick remain. In July 2002, DoubleClick and the other issuers in the consolidated cases filed motions to dismiss the amended complaint for failure to state a claim, which was denied as to DoubleClick in February 2003.

     In June 2003, DoubleClick’s Board of Directors conditionally approved a proposed partial settlement with the plaintiffs in this matter. In June 2004, an agreement of settlement was submitted to the court for preliminary approval. The court granted the preliminary approval motion on February 15, 2005, subject to certain modifications. If the parties are able to agree upon the required modifications, and such modifications are acceptable to the court, notice will be given to all class members of the settlement, a “fairness” hearing will be held and if the court determines that the settlement is fair to the class members, the settlement will be approved. There can be no assurance that this proposed settlement would be approved and implemented in its current form, or at all. If this settlement is not finalized, DoubleClick intends to dispute these allegations and defend this lawsuit vigorously.

     DoubleClick is defending a class action lawsuit filed in September 2003 in the Court of Common Pleas in Allegheny County, Pennsylvania alleging, among other things, deceptive business practices, fraud, misrepresentation, invasion of privacy and right of association relating to allegedly deceptive content of online advertisement that plaintiffs assert we delivered to consumers. The action seeks, among other things, injunctive relief, compensatory and punitive damages and attorneys’ fees and costs. DoubleClick believes the claims in this case are without merit and intends to defend this action vigorously.

     On April 23, 2005, DoubleClick signed a definitive agreement to be acquired by an affiliate of the private equity investment firms of Hellman & Friedman LLC and JMI Equity. If the merger is terminated under certain circumstances, DoubleClick will be obligated to pay a termination fee of $28 million.

     On April 27, 2005, a purported class action lawsuit related to the merger was filed against DoubleClick, each of its directors, certain of its executive officers and Hellman & Freidman LLC and JMI Equity in the Supreme Court of the State of New York for the County of New York. The lawsuit alleges, among other things, that the merger consideration to be paid to DoubleClick’s stockholders in the merger is unfair and inadequate. In addition, the complaint alleges that DoubleClick’s directors violated their fiduciary duties by, among other things, failing to take all reasonable steps to assure the maximization of stockholder value, including the implementation of a bidding mechanism to foster a fair auction of DoubleClick to the highest bidder or the exploration of strategic alternatives that will return greater or equivalent short-term value to DoubleClick’s stockholders. The complaint seeks, among other relief, certifications of the lawsuit as a class action, a declaration that the merger is unfair, unjust and inequitable to our stockholders, an injunction preventing completion of the merger at a price that is not fair and equitable, compensatory damages to the class, attorneys’ fees and expenses, along with such other relief as the court might find just and proper. DoubleClick believes this lawsuit is without merit and plans to defend it vigorously.